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                                                                 Exhibit 10.9(c)


                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

         This Agreement, entered into on this 8th of September, 1998, and made effective as of September 1, 1998, by and between ENRON CORP. ("Enron" or "Parent") and ENRON OIL & GAS COMPANY ("Company"), and FORREST E. HOGLUND ("Employee") is an amendment to that certain Employment Agreement made and entered into among the parties the 28th day of August, 1987 and made effective as of September 1, 1987 (the "Employment Agreement"), as amended to date.

         WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

         NOW, THEREFORE, in consideration of Employee's continued engagement with Company, and of the covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

               1. Article 1: EMPLOYMENT AND DUTIES, Section 1.1 is amended to read as follows:

                    "Employee agrees to serve as Chairman of the Board of the Company, and to perform diligently and to the best of Employee's abilities, the duties and services appertaining to such position as reasonably directed by the Company. Employee shall have the general powers and duties of management and supervision customarily vested in the office of Chairman in the same or similar businesses or enterprises as that engaged in by Company."


               2.   Article 2: TERM OF EMPLOYMENT is amended to read as follows:

                    "Unless sooner terminated pursuant to other provisions hereof, Employee's period of employment under this Agreement shall extend from the effective date of this Agreement through September 1, 1999 (the "initial Term").

               3. Paragraph 2 of the Fourth Amendment to the Employment Agreement is hereby deleted and the following inserted in its place:

                    "Before December 31, 1994, the Company shall cause Employee to receive a grant of an option under the Enron Oil & Gas Company 1992 Stock Plan (the "Plan") to purchase one million eight hundred twenty thousand (1,820,000) shares of common stock of the Company (the "Shares") at a price equal to the Fair Market Value (as defined in the Plan) of such shares on the date of grant; provided however, said grant shall be contingent upon and subject to the Company's shareholders approving



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                    before May 15, 1995 an amendment to the Plan that increases the number of shares available for granting Awards under the Plan by a number not less than said number of Shares. If for any reason after the grant is made such shareholder approval is not obtained before May 15, 1995, this Agreement shall be rescinded and the grant made hereunder shall become null and void as thought it never existed. The grant is further amended hereby and Employee, Employee's estate or the person who acquires the Option by bequest or inheritance by reason of death of Employee, may exercise the Option at any time during the period of thirty six months following the date of Employee's death, Disability, Retirement or Involuntary Termination up to the number of vested shares of Stock Employee was entitled to under the Option; provided however, the Option shall not be exercisable in any event after the expiration of seven years from the date of grant.

         This Amendment is a Fifth Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.




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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                   ENRON CORP.



                                   By: /s/ Peggy B. Menchaca
                                       -----------------------------------------
                                   Name: Peggy B. Menchaca
                                   Title: Vice President & Secretary
                                   This 18th day of December, 1998
                                        ----        --------    ----------------


                                   ENRON OIL & GAS COMPANY



                                   By: /s/ Patricia Edwards
                                       -----------------------------------------
                                   Name:  Patricia Edwards
                                   Title: V.P. Human Resources & Administration This 18th day of December, 1998
                                        ----        --------    ----------------


                                   FORREST E. HOGLUND



                                   /s/ Forrest E. Hoglund
                                   ---------------------------------------------
                                   This 18th day of December, 1998
                                        ----        --------    ----------------


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